UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2018

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414

(Commission File Number)

Texas	72-1121985
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 7 – REGULATION FD

Item 7.01	Regulation FD Disclosures.

A copy of the press release issued by W&T Offshore, Inc. (the “Company”) on March 12, 2018, to announce the formation and initial funding of a drilling program, as described and furnished as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented under this Item 7.01 and set forth in the attached press release included in Exhibit 99.1 to this report is deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or the exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act.

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events.

The Company and two initial investors have formed and initially funded a limited liability company that is expected to jointly participate with the Company in the exploration, drilling and development of up to 14 identified drilling projects from Company-held leases and producing acreage in the Gulf of Mexico over the next three years (collectively, including the Company’s retained interests in these proposed projects, the “Drilling Program”). The Company anticipates obtaining total cash commitments for the Drilling Program of up to $419.6 million, including W&T Offshore’s maximum commitment of up to $83.9 million, for development of the 14 identified drilling projects in the Gulf of Mexico with potential to expand the program over time with additional projects. The Drilling Program should allow the Company to develop its drilling inventory at a faster pace and with significantly reduced capital outlay.

The lead initial investor in the limited liability company is an entity owned and controlled by funds managed by HarbourVest Partners, a major Boston based private equity fund manager. A minority investment has also been made in the limited liability company by an entity owned and controlled by Mr. Tracy W. Krohn, Chairman and Chief Executive Officer of the Company, and his family. The Krohn entity’s investment, which consists of an approximate 4% equity and profits interest in the limited liability company, was made on the same terms and conditions as were negotiated by the Company with the lead initial investor, and was authorized and pre-approved by the board of directors of the Company subject to a cap on maximum investment.

W&T has contributed 88.94% of its working interest and associated assets in the 14 identified drilling projects from its existing drilling inventory to the limited liability company entity and retained the remaining 11.06% of its working interest in the proposed projects, consisting of 11 deepwater projects and 3 projects on the continental shelf. W&T is the operator of a number of the projects in the Drilling Program. In addition to contributing the above described working interests, the Company has made an initial cash commitment to the limited liability company of $20.6 million, which is subject to an increase to up to $37.5 million when additional investors join the Drilling Program. The Company has also agreed to fund certain cost overruns on Drilling Program wells above budgeted amounts subject to limitations. The initial investors and the Company have made initial cash capital commitments in the aggregate of $230.5 million for the Drilling Program, which includes initial capital commitments of the Company of $25.5 million for its estimated share of costs related to its retained working interest. These aggregate capital commitments from the initial investors and the Company are subject to an increase up to a maximum of $275.9 million, including a maximum commitment from the Company of $83.9 million (including its estimated share of costs associated with the retained working interest), when additional investors join the Drilling Program. The entity affiliated with Mr. Krohn and family has made an initial cash capital commitment to the limited liability company of $9.2 million, which commitment can be increased up to $16.8 million when additional investors join the Drilling Program.

W&T anticipates that more institutional investors will join the Drilling Program which would sufficiently increase the total cash commitment to drill the full complement of 14 identified projects, although there is no assurance that the Drilling Program will be fully funded. In the event all 14 identified projects are not drilled in the Drilling Program, the working interests related to the undrilled wells will be reassigned to the Company.

As a result of its combined investment in the limited liability company and its retained working interest in the Drilling Program wells, the Company will initially receive 30.0% of the net revenues from the Drilling Program wells for contributing 20.0% of the total well costs plus associated leases and providing access to available infrastructure. This includes 12.5% of all cash distributions from the limited liability company that the Company is entitled to receive plus distributions in respect of its cash capital commitment to the limited liability company that the Company is entitled to receive on the same terms as are applicable to the initial investors. Upon the initial investors in the limited liability company achieving certain return thresholds in cash distributions, the Company’s aggregate share of well net revenue will increase to 38.4%, including its share of net revenues associated with its retained working interest.

The Company has received an initial cash reimbursement of approximately $19.8 million (net of its initial cash contribution for its interest in the limited liability company) for costs already incurred in relation to the drilling of some of the initial Drilling Program wells that have already commenced drilling.

Under the limited liability company agreement, the business and affairs of the limited liability company are managed by a board of five directors, which will consist of three directors selected by HarbourVest and other investors (in the event additional investors join the Drilling Program), Mr. Krohn, as selected by the Company, and an additional independent director to be selected by majority investors in the limited liability company subject to consent of the Company. Day-to-day operations of the limited liability company will be managed by the Company pursuant to a management services agreement.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Exhibit

(d) Exhibit. The following exhibit is filed as part of this report (but shall be considered “filed” for purposes of Section 18 of the Exchange Act or other purposes as set forth in Item 7.01 of this Current Report on Form 8-K):

Exhibit No.	Description

99.1	Press release of W&T Offshore, Inc. dated March 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: March 16, 2018	By:	/s/ John D. Gibbons
John D. Gibbons
Senior Vice President and Chief Financial Officer